The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to Completion, Pricing Supplement dated October 8, 2002

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 16 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2002
                                                                 Rule 424(b)(3)

                                   $
                                Morgan Stanley

                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                             ---------------------

                          8% SPARQS due April 30, 2004
                          Mandatorily Exchangeable for
            Shares of Common Stock of TEXAS INSTRUMENTS INCORPORATED

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(SM)")

The SPARQS will pay 8% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Texas Instruments common stock, subject to our right to call the
SPARQS for cash at any time beginning October     , 2003.

o    The principal amount and issue price of each SPARQS is $        , which is
     equal to the closing price of Texas Instruments common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 8% interest (equivalent to $        per year) on the
     $         principal amount of each SPARQS. Interest will be paid
     quarterly, beginning January 30, 2003.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Texas Instruments common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Texas Instruments. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Texas Instruments common stock.

o    Beginning October     , 2003, we have the right to call all of the SPARQS
     at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of     % per annum on
     the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Texas Instruments common stock. You will not have the right to exchange your SPARQS for Texas Instruments common stock prior to maturity.

o Texas Instruments Incorporated is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                             ---------------------

                            PRICE $      PER SPARQS

                             ---------------------

                                     Price to       Agent's      Proceeds to
                                     Public(1)    Commissions     Company(1)
                                     ---------    -----------    -----------
Per SPARQS..........................    $              $              $
Total...............................    $              $              $
---------
(1)  Plus accrued interest, if any, from the original issue date.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Texas Instruments Incorporated, which we refer to as Texas Instruments Stock, subject
to our right to call the SPARQS for cash at any time on or after October     ,
2003.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                   We, Morgan Stanley, are offering 8% Stock
costs $                       Participation Accreting Redemption Quarterly-pay
                              Securities(SM) due April 30, 2004, Mandatorily
                              Exchangeable for Shares of Common Stock of Texas
                              Instruments Incorporated, which we refer to as
                              the SPARQS(SM). The principal amount and issue
                              price of each SPARQS is $        , which is equal
                              to the closing price of Texas Instruments Stock on the day we offer the SPARQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the SPARQS do
return of principal           not guarantee any return of principal at
                              maturity. Instead the SPARQS will pay an amount of Texas Instruments Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                              Investing in SPARQS is not equivalent to investing in Texas Instruments Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Texas Instruments
                              Stock has declined from the day we offer the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

8% interest on the            We will pay interest on the SPARQS, at the rate
principal amount              of 8% of the principal amount per year, quarterly
                              on each January 30, April 30, July 30 and October
                              30, beginning January 30, 2003. The interest rate we pay on the SPARQS is more than the current dividend rate on Texas Instruments Stock. The
                              SPARQS will mature on April 30, 2004. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date.

Payout at maturity            If we have not called the SPARQS and the maturity
                              of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of Texas Instruments Stock equal to the exchange ratio for each $ principal amount of SPARQS you hold. The initial exchange ratio is one share of Texas Instruments
                              Stock per SPARQS, subject to adjustment for certain corporate events relating to Texas
                              Instruments Incorporated, which we refer to as Texas Instruments. You do not have the right to exchange your SPARQS for Texas Instruments Stock prior to maturity.

                              You can review the historical prices of Texas Instruments Stock in the section of this pricing supplement called "Description of
                              SPARQS--Historical Information."

                              If a market disruption event occurs on April 20, 2004 and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we notify you of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity of the SPARQS may be accelerated."

Your return on the            The return investors realize on the SPARQS may be
SPARQS may be                 limited by our call right. We have the right to
limited by our call right     call all of the SPARQS at any time beginning
                              October     , 2003, including at maturity, for
                              the cash call price, which will be calculated
                              based on the call date. The call price will be an
                              amount of cash per SPARQS that, together with all
                              of the interest paid on the SPARQS to and
                              including the call date, gives you a yield to
                              call of     % per annum on the issue price of
                              each SPARQS from and including the date of issuance to but excluding the call date.

                              You should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the date we exercise our call right. If we call the SPARQS, you will receive the cash call price and not Texas Instruments Stock or an amount based upon the market price of Texas Instruments Stock.

                              The yield to call, and the call price for a
                              particular call date that the yield to call
                              implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to
                              call rate of     % per annum, equals the issue
                              price of the SPARQS.

                              If we call the SPARQS, we will do the following:

                              o    send a notice announcing that we have
                                   decided to call the SPARQS;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                              o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                              If we were to call the SPARQS on October     ,
                              2003, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date,
                              would be $         per SPARQS. If we were to call
                              the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled
                              maturity date), would be $         per SPARQS.

The yield to call on the      The yield to call on the SPARQS is     %, which
SPARQS is     %               means that the annualized rate of return that you
                              will receive on the issue price of the SPARQS if
                              we call the SPARQS will be     %. The calculation
                              of the yield to call takes into account the issue
                              price of the SPARQS, the time to the call date,
                              and the amount and timing of interest payments on
                              the SPARQS, as well as the call price. If we call
                              the SPARQS on any particular call date, the call
                              price will be an amount so that the yield to call
                              on the SPARQS to but excluding the call date will
                              be     % per annum.

The maturity date of the      The maturity date of the of the SPARQS will be
SPARQS may be                 accelerated upon the occurrence of the following
accelerated                   three events:

                                 o    a price event acceleration, which will
                                      occur if the product of the closing
                                      price of Texas Instruments Stock and the exchange ratio on any trading day is less than $2.00;

                                 o    a reorganization event acceleration,
                                      which will occur if Texas Instruments is subject to a reorganization event in which holders of Texas Instruments Stock receive only cash; and

                                 o    an event of default acceleration, which
                                      will occur if there is an event of
                                      default with respect to the SPARQS.

                              The amount payable to you will differ depending on the reason for the acceleration.

                                 o    If there is a price event acceleration,
                                      we will owe you (i) a number of shares
                                      of Texas Instruments Stock at the then
                                      current exchange ratio and (ii) accrued
                                      but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                 o    If there is a reorganization event
                                      acceleration, we will owe you (i) the
                                      lesser of (A) the product of (x) the
                                      amount of cash received per share of
                                      Texas Instruments Stock and (y) the then current exchange ratio and (B) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                 o    If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with the Morgan Stanley Call Right, we will owe you (i) the lesser of (A) the product of
                                      (x) the market price of Texas
                                      Instruments Stock, as of the date of
                                      such acceleration and (y) the then
                                      current exchange ratio and (B) the call
                                      price calculated as though the date of
                                      acceleration were the call date (but in
                                      no event less than the call price for
                                      the first call date) and (ii) accrued
                                      but unpaid interest to the date of
                                      acceleration.

                                      o    If we have already called the SPARQS
                                           in accordance with the Morgan
                                           Stanley Call Right, we will owe you
                                           (i) the call price and (ii) accrued
                                           but unpaid interest to the date of
                                           acceleration.

                              You will not be entitled to receive the return of
                              the $         principal amount of each SPARQS
                              upon any of these acceleration events.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank (formerly known as The Chase Manhattan
                              Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. As calculation agent, MS & Co. will also calculate the amount payable to you in the event of a price event acceleration and adjust the exchange ratio for certain corporate events that could affect the price of Texas Instruments
                              Stock and that we describe in the section of this pricing supplement called "Description of
                              SPARQS--Antidilution Adjustments."

No affiliation with           Texas Instruments is not an affiliate of ours and
Texas Instruments             is not involved with this offering in any way.
                              The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Texas
                              Instruments.

Where you can find more       The SPARQS are senior notes issued as part of our
information on the SPARQS     Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us               Please contact our principal executive offices at
                              1585 Broadway, New York, New York 10036
                              (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Texas Instruments Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Texas Instruments Stock. In addition, you do not have the right to exchange your SPARQS for Texas Instruments Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary       The SPARQS combine features of equity and debt.
senior notes--                The terms of the SPARQS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at the scheduled maturity date will be a number of shares of Texas Instruments Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Texas Instruments Stock at maturity
                              (including upon an acceleration of the SPARQS) is less than the closing price on the day we offer the SPARQS for initial sale to the public and we have not called the SPARQS, we will pay you an amount of Texas Instruments Stock or, under some circumstances, cash with a value that is less than the principal amount of the SPARQS.

Your appreciation             The appreciation potential of the SPARQS may be
potential may be limited by   limited by our call right. The $         issue
our call right                price of one SPARQS is equal to the closing price
                              of one share of Texas Instruments Stock on the
                              day we offer the SPARQS for initial sale to the
                              public. If we exercise our call right, you will
                              receive the cash call price described under
                              "Description of SPARQS--Call Price" below and not
                              Texas Instruments Stock or an amount based upon
                              the closing price of Texas Instruments Stock. The
                              payment you will receive in the event that we
                              exercise our call right will depend upon the call
                              date and will be an amount of cash per SPARQS
                              that, together with all of the interest paid on
                              the SPARQS to and including the call date,
                              represents a yield to call of     % per annum on
                              the issue price of the SPARQS from the date of
                              issuance to but excluding the call date. We may
                              call the SPARQS at any time on or after October
                                  , 2003, including on the maturity date. You
                              should not expect to obtain a total yield
                              (including interest payments) of more than     %
                              per annum on the issue price of the SPARQS to the date we exercise our call right.

Secondary trading             There may be little or no secondary market for
may be limited                the SPARQS. Even if there is a secondary market,
                              it may not provide significant liquidity. MS &
                              Co. currently intends to act as a market maker for the SPARQS but is not required to do so.

Market price of the SPARQS    Several factors, many of which are beyond our
influenced by many            control, will influence the value of the SPARQS.
unpredictable factors         We expect that generally the market price of
                              Texas Instruments Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning October
                                  , 2003 for a call price that is not linked to
                              the market price of Texas Instruments Stock, the SPARQS may trade differently from Texas
                              Instruments Stock. Other factors that may influence the value of the SPARQS include:

                              o the volatility (frequency and magnitude of changes in price) of Texas Instruments Stock

                              o    the dividend rate on Texas Instruments Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Texas Instruments Stock

                              o    interest and yield rates in the market

                              o the time remaining until we can call the SPARQS and until the SPARQS mature

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the market price of Texas Instruments Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of
                              Texas Instruments Stock based on its historical performance. The price of Texas Instruments Stock may decrease so that you will receive at maturity an amount of Texas Instruments Stock or, under some circumstances, cash worth less than the principal amount of the SPARQS. We cannot guarantee that the price of Texas Instruments Stock will increase so that you will receive at maturity an amount of Texas Instruments Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Texas Instruments Stock, and your yield to the call date (including all of the interest
                              paid on the SPARQS) will be     % per annum on
                              the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Texas Instruments Stock.

If the SPARQS accelerate,     The maturity of the SPARQS will be accelerated if
you may receive an amount     there is a price event acceleration, a
worth substantially less      reorganization event acceleration or an event of
than the principal amount     default acceleration. The amount payable to you
of the SPARQS                 if the maturity of the SPARQS is accelerated will
                              differ depending on the reason for the
                              acceleration and may be substantially less than the principal amount of the SPARQS. See
                              "Description of SPARQS--Price Event
                              Acceleration," paragraph 5 under "Description of SPARQS--Antidilution Adjustments" and
                              "Description of SPARQS--Alternate Exchange
                              Calculation in Case of an Event of Default."

Morgan Stanley is not         We are not affiliated with Texas Instruments. We
affiliated with Texas         or our affiliates may presently or from time to
Instruments                   time engage in business with Texas Instruments,
                              including extending loans to, or making equity investments in, Texas Instruments or providing advisory services to Texas Instruments, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Texas
                              Instruments. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control the actions of Texas Instruments, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Texas
                              Instruments. These research reports may or may not recommend that investors buy or hold Texas
                              Instruments Stock. Texas Instruments is not involved in the offering of the SPARQS in any way and has no obligation to consider your interest as an owner of SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Texas Instruments.

You have no                   As an owner of SPARQS, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to Texas Instruments Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    amount payable at maturity for certain events
not cover every corporate     affecting Texas Instruments Stock, such as stock
event that can affect Texas   splits and stock dividends, and certain other
Instruments Stock             corporate actions involving Texas Instruments,
                              such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect Texas Instruments
                              Stock. For example, the calculation agent is not required to make any adjustments if Texas
                              Instruments or anyone else makes a partial tender or partial exchange offer for Texas Instruments
                              Stock. If an event occurs that does not require the calculation agent to adjust the amount of Texas Instruments Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect
                              Texas Instruments Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the SPARQS.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the cash amount you will receive if we
and its affiliates may        call the SPARQS, the amount payable to you in the
influence determinations      event of a price acceleration and what
                              adjustments should be made to the exchange ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the SPARQS (and possibly to other instruments linked to Texas Instruments Stock), including trading in Texas Instruments Stock as well as in other instruments related to Texas Instruments Stock.
                              Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price acceleration. MS & Co.
                              and some of our other subsidiaries also trade
                              Texas Instruments Stock and other financial instruments related to Texas Instruments Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Texas Instruments Stock and, accordingly, could affect your payout on the SPARQS.

Because the characterization  You should also consider the tax consequences of
of the SPARQS for federal     investing in the SPARQS. There is no direct legal
income tax purposes is        authority as to the proper tax treatment of the
uncertain, the material       SPARQS, and therefore significant aspects of the
federal income tax            tax treatment of the SPARQS are uncertain.
consequences of an            Pursuant to the terms of the SPARQS, Morgan
investment in the SPARQS      Stanley and you agree to treat a SPARQS as an
are uncertain                 investment unit consisting of (A) a terminable
                              forward contract and (B) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation--General." The terminable forward contract (i) requires you
                              (subject to our call right) to purchase Texas
                              Instruments Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the deposit and the call price. If the Internal
                              Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your basis for Texas Instruments Stock received in exchange for the SPARQS may differ.
                              We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                              Please read carefully the section of this pricing supplement called "Description of SPARQS--United
                              States Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 8% SPARQS due April 30, 2004, Mandatorily Exchangeable for Shares of Common Stock of Texas Instruments Incorporated. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Maturity Date.........................  April 30, 2004, subject to acceleration as described below in "--Price Event
                                        Acceleration," "--Antidilution
                                        Adjustments" and "--Alternate Exchange
                                        Calculation in case of an Event of
                                        Default," and subject to extension in
                                        accordance with the following paragraph
                                        in the event of a Market Disruption
                                        Event on April 20, 2004.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and we elect to call
                                        the SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate.........................  8% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................  January 30, 2003, April 30, 2003, July
                                        30, 2003, October 30, 2003, January 30,
                                        2004 and the Maturity Date.

Record Date...........................  The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for
                                        any interest payment is the date on
                                        which purchase transactions in the
                                        SPARQS no longer carry the right to
                                        receive such interest payment.

Specified Currency....................  U.S. Dollars

Issue Price...........................  $         per SPARQS

Original Issue Date (Settlement Date).                 , 2002

CUSIP.................................  61744Y223

Denominations.........................  $         and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or
                                        after October     , 2003 or on the
                                        Maturity Date, we may call the SPARQS,
                                        in whole but not in
                                        part, for the Call Price. If we call
                                        the SPARQS, the cash Call Price and any
                                        accrued but unpaid interest on the
                                        SPARQS will be delivered to you on the
                                        Call Date fixed by us and set forth in
                                        our notice of mandatory exchange, upon
                                        delivery of your SPARQS to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such cash to the
                                        Trustee for delivery to you.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................  April 20, 2004; provided that if April
                                        20, 2004 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Final Call Notice Date will be
                                        the immediately succeeding Trading Day
                                        on which no Market Disruption Event
                                        occurs.

Call Date.............................  The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to holders of SPARQS for
                                        mandatory exchange, which day may be
                                        any scheduled Trading Day on or after
                                        October     , 2003 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day).

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of     % per annum computed on the
                                        basis of a 360-day year of twelve
                                        30-day months, equals the Issue Price,
                                        as determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on October     , 2003
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the scheduled Maturity
                                        Date:

                                        Call Date                     Call Price
                                        ---------                     ----------
                                        October   , 2003............. $
                                        January 30, 2004............. $
                                        April 30, 2004............... $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after October     , 2003 or on the
                                        Maturity Date.

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.........................  The Yield to Call on the SPARQS is
                                            %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be     %. The
                                        calculation
                                        of the Yield to Call takes into account
                                        the Issue Price of the SPARQS, the time
                                        to the Call Date, and the amount and
                                        timing of interest payments on the
                                        SPARQS, as well as the Call Price. If
                                        we call the SPARQS on any particular
                                        Call Date, the Call Price will be an
                                        amount so that the Yield to Call on the
                                        SPARQS to but excluding the Call Date
                                        will be     % per annum. See Annex A to
                                        this pricing supplement.

Exchange at the Maturity Date.........  Unless we have called the SPARQS or their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $         principal amount of
                                        each SPARQS as payment for, and will
                                        deliver, a number of shares of Texas
                                        Instruments Stock at the Exchange
                                        Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to the scheduled Maturity Date of
                                        the SPARQS, of the amount of Texas
                                        Instruments Stock to be delivered with
                                        respect to the $         principal
                                        amount of each SPARQS and (ii) deliver
                                        such shares of Texas Instruments Stock
                                        (and cash in respect of interest and
                                        any fractional shares of Texas
                                        Instruments Stock) to the Trustee for
                                        delivery to the holders on the
                                        scheduled Maturity Date.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Reorganization
                                        Event Acceleration (as defined under
                                        paragraph 5 under "--Antidilution
                                        Adjustments" below), or because of a
                                        Price Event Acceleration (as described
                                        under "--Price Event Acceleration"
                                        below) or because of an Event of
                                        Default Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration and (ii) in
                                        the case of a Reorganization Event
                                        Acceleration or a Price Event
                                        Acceleration, 10:30 a.m. on the Trading
                                        Day immediately prior to the date of
                                        acceleration.

Price Event Acceleration..............  If on any date prior to the third
                                        Business Day immediately preceding the
                                        Maturity Date the product of the Market
                                        Price per share of Texas Instruments
                                        Stock and the Exchange Ratio is less
                                        than $2.00, the Maturity Date of the
                                        SPARQS will be deemed to be accelerated
                                        to the third Business Day immediately
                                        following such date (the "date of
                                        acceleration"). Upon such acceleration,
                                        you will receive per SPARQS on the date
                                        of acceleration:

                                            o    a number of shares of Texas
                                                 Instruments Stock at the then
                                                 current Exchange Ratio; and

                                            o    accrued but unpaid interest
                                                 to but excluding the date of
                                                 acceleration plus an amount
                                                 of cash as determined by the
                                                 Calculation Agent equal to
                                                 the sum of the present values
                                                 of the remaining scheduled
                                                 payments of interest on the
                                                 SPARQS (excluding any portion
                                                 of such payments of interest
                                                 accrued to the date of
                                                 acceleration) discounted to
                                                 the date of acceleration.

                                        The present value of each remaining
                                        scheduled payment will be based on the
                                        comparable yield that we would pay on a
                                        non-interest bearing, senior unsecured
                                        debt obligation having a maturity equal
                                        to the term of each such remaining
                                        scheduled payment as determined by the
                                        Calculation Agent.

                                        Holders will not be entitled to receive
                                        the return of the $         principal
                                        amount of each SPARQS upon a Price
                                        Event Acceleration.

No Fractional Shares..................  Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of Texas
                                        Instruments Stock due with respect to
                                        all of such SPARQS, as described above,
                                        but we will pay cash in lieu of
                                        delivering any fractional share of
                                        Texas Instruments Stock in an amount
                                        equal to the corresponding fractional
                                        Market Price of such fraction of a
                                        share of Texas Instruments Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events relating to Texas
                                        Instruments. See "--Antidilution
                                        Adjustments" below.

Market Price..........................  If Texas Instruments Stock (or any
                                        other security for which a Market Price
                                        must be determined) is listed on a
                                        national securities exchange, is a
                                        security of the Nasdaq National Market
                                        or is included in the OTC Bulletin
                                        Board Service ("OTC Bulletin Board")
                                        operated by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Texas
                                        Instruments Stock (or one unit of any
                                        such other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Texas
                                        Instruments Stock is listed or admitted
                                        to trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Texas Instruments
                                        Stock is listed or admitted to trading
                                        on such securities exchange), the last
                                        reported sale price of the principal
                                        trading session on the over-the-counter
                                        market as reported on the Nasdaq
                                        National Market (if it is not then a
                                        national securities exchange) or OTC
                                        Bulletin Board on such day. If the last
                                        reported sale price of the principal
                                        trading session is not available
                                        pursuant to clause (i) or (ii) of the
                                        preceding sentence because of a Market
                                        Disruption Event or otherwise, the
                                        Market Price for any Trading Day shall
                                        be the mean, as determined by the
                                        Calculation Agent, of the bid prices
                                        for Texas Instruments Stock obtained
                                        from as many dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for the underwritten offering of
   SPARQS.............................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred- thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to the Call
                                        Price resulting from such calculations
                                        will be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred
                                        or calculating the amount payable to
                                        you in the event of a Price Event
                                        Acceleration. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below and "--Price Event
                                        Acceleration" above. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Texas Instruments Stock is
                                        subject to a stock split or reverse
                                        stock split, then once such split has
                                        become effective, the Exchange Ratio
                                        will be adjusted to equal the product
                                        of the prior Exchange Ratio and the
                                        number of shares issued in such stock
                                        split or reverse stock split with
                                        respect to one share of Texas
                                        Instruments Stock.

                                        2. If Texas Instruments Stock is
                                        subject (i) to a stock dividend
                                        (issuance of additional shares of Texas
                                        Instruments Stock) that is given
                                        ratably to all holders of shares of
                                        Texas Instruments Stock or (ii) to a
                                        distribution of Texas Instruments Stock
                                        as a result of the triggering of any
                                        provision of the corporate charter of
                                        Texas Instruments, then once the
                                        dividend has become effective and Texas
                                        Instruments Stock is trading
                                        ex-dividend, the Exchange Ratio will be
                                        adjusted so that the new Exchange Ratio
                                        shall equal the prior Exchange Ratio
                                        plus the product of (i) the number of
                                        shares issued with respect to one share
                                        of Texas Instruments Stock and (ii) the
                                        prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Texas Instruments Stock
                                        other than distributions described in
                                        clauses (i), (iv) and (v) of paragraph
                                        5 below and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Texas Instruments Stock will be deemed
                                        to be an "Extraordinary Dividend" if
                                        such dividend or other distribution
                                        exceeds the immediately preceding
                                        non-Extraordinary Dividend for Texas
                                        Instruments Stock by an amount equal to
                                        at least 10% of the Market Price of
                                        Texas Instruments Stock (as adjusted
                                        for any subsequent corporate event
                                        requiring an adjustment hereunder, such
                                        as a stock split or reverse stock
                                        split) on the Trading Day preceding the
                                        ex-dividend date for the payment of
                                        such Extraordinary Dividend (the
                                        "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Texas Instruments Stock, the
                                        Exchange Ratio with respect to Texas
                                        Instruments Stock will be adjusted on
                                        the ex-dividend date with respect to
                                        such Extraordinary Dividend so that the
                                        new Exchange Ratio will equal the
                                        product of (i) the then current
                                        Exchange Ratio and (ii) a fraction, the
                                        numerator of which is the Market Price
                                        on the Trading Day preceding the
                                        ex-dividend date, and the denominator
                                        of which is the amount by which the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for Texas Instruments Stock will equal
                                        (i) in the case of cash dividends or
                                        other distributions that constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend minus
                                        the amount per share of the immediately
                                        preceding non-Extraordinary Dividend
                                        for Texas Instruments Stock or (ii) in
                                        the case of cash dividends or other
                                        distributions that do not constitute
                                        regular dividends, the amount per share
                                        of such Extraordinary Dividend. To the
                                        extent an Extraordinary Dividend is not
                                        paid in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Texas Instruments Stock described in
                                        clause (i), (iv) or (v) of paragraph 5
                                        below that also constitutes an
                                        Extraordinary Dividend shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of paragraph 5, as applicable.

                                        4. If Texas Instruments issues rights
                                        or warrants to all holders of Texas
                                        Instruments Stock to subscribe for or
                                        purchase Texas Instruments Stock at an
                                        exercise price per share less than the

                                        Market Price of Texas Instruments Stock
                                        on both (i) the date the exercise price
                                        of such rights or warrants is
                                        determined and (ii) the expiration date
                                        of such rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Texas Instruments
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Texas Instruments Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Texas Instruments
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Texas Instruments Stock which the
                                        aggregate offering price of the total
                                        number of shares of Texas Instruments
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Market
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Texas
                                        Instruments Stock, including, without
                                        limitation, as a result of the issuance
                                        of any tracking stock by Texas
                                        Instruments, (ii) Texas Instruments or
                                        any surviving entity or subsequent
                                        surviving entity of Texas Instruments
                                        (a "Texas Instruments Successor") has
                                        been subject to a merger, combination
                                        or consolidation and is not the
                                        surviving entity, (iii) any statutory
                                        exchange of securities of Texas
                                        Instruments or any Texas Instruments
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) Texas Instruments is
                                        liquidated, (v) Texas Instruments
                                        issues to all of its shareholders
                                        equity securities of an issuer other
                                        than Texas Instruments (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spin-off
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of Texas Instruments Stock (any
                                        such event in clauses (i) through (vi),
                                        a "Reorganization Event"), the method
                                        of determining the amount payable upon
                                        exchange at maturity for each SPARQS
                                        will be adjusted to provide that each
                                        holder of SPARQS will receive at
                                        maturity, in respect of the $
                                        principal amount of each SPARQS,
                                        securities, cash or any other assets
                                        distributed to holders of Texas
                                        Instruments Stock in or as a result of
                                        any such Reorganization Event,
                                        including (i) in the case of the
                                        issuance of tracking stock, the
                                        reclassified share of Texas Instruments
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Texas Instruments
                                        Stock with respect to which the
                                        spun-off security was issued, and (iii)
                                        in the case of any other Reorganization
                                        Event where Texas Instruments Stock
                                        continues to be held by the holders
                                        receiving such distribution, the Texas
                                        Instruments Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Texas Instruments
                                        Stock equal to the Exchange Ratio at
                                        the time of the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange

                                        Property received in any such
                                        Reorganization Event consists only of
                                        cash, the Maturity Date of the SPARQS
                                        will be deemed to be accelerated (a
                                        "Reorganization Event Acceleration") to
                                        the third Business Day immediately
                                        following the date on which such cash
                                        is distributed to holders of Texas
                                        Instruments Stock (the "date of
                                        acceleration") (unless we exercise or
                                        have exercised the Morgan Stanley Call
                                        Right) and holders will receive for
                                        each SPARQS on such date of
                                        acceleration in lieu of any Texas
                                        Instruments Stock and as liquidated
                                        damages in full satisfaction of Morgan
                                        Stanley's obligations under the SPARQS
                                        the lesser of (i) the product of (x)
                                        the amount of cash received per share
                                        of Texas Instruments Stock and (y) the
                                        then current Exchange Ratio and (ii)
                                        the Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (but in no event less than the Call
                                        Price for the first Call Date), in each
                                        case plus accrued but unpaid interest
                                        to but excluding the date of
                                        acceleration. If Exchange Property
                                        consists of more than one type of
                                        property, holders of SPARQS will
                                        receive at maturity a pro rata share of
                                        each such type of Exchange Property. If
                                        Exchange Property includes a cash
                                        component, holders will not receive any
                                        interest accrued on such cash
                                        component. In the event Exchange
                                        Property consists of securities, those
                                        securities will, in turn, be subject to
                                        the antidilution adjustments set forth
                                        in paragraphs 1 through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going- private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraph 5 above, (i) references to
                                        "Texas Instruments Stock" under "--No
                                        Fractional Shares," "--Market Price"
                                        and "--Market Disruption Event" shall
                                        be deemed to also refer to any other
                                        security received by holders of Texas
                                        Instruments Stock in any such
                                        Reorganization Event, and (ii) all
                                        other references in this pricing
                                        supplement to "Texas Instruments Stock"
                                        shall be deemed to refer to the
                                        Exchange Property into which the SPARQS
                                        are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Texas Instruments Stock shall be deemed
                                        to refer to the applicable unit or
                                        units of such Exchange Property, unless
                                        the context otherwise requires.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded
                                        upward. Adjustments to the Exchange
                                        Ratio will be made up to the close of
                                        business on the third Trading Day prior
                                        to the scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Texas Instruments Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Texas Instruments
                                        Stock. However, we may, at our sole
                                        discretion, cause the Calculation Agent
                                        to make additional changes to the
                                        Exchange Ratio upon the occurrence of
                                        corporate or other similar events that
                                        affect or could potentially affect
                                        market prices of, or shareholders'
                                        rights in, Texas Instruments Stock (or
                                        other Exchange Property) but only to
                                        reflect such changes, and not with the
                                        aim of changing relative investment
                                        risk.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Texas Instruments Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Texas Instruments Stock on the
                                            primary market for Texas
                                            Instruments Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Texas
                                            Instruments Stock as a result of
                                            which the reported trading prices
                                            for Texas Instruments Stock during
                                            the last one- half hour preceding
                                            the close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to Texas
                                            Instruments Stock, if available,
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in the
                                            applicable market, in each case as
                                            determined by the Calculation Agent
                                            in its sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any
                                            of its affiliates to unwind or
                                            adjust all or a material portion of
                                            the hedge with respect to the
                                            SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Texas Instruments Stock by
                                        the primary securities market trading
                                        in such options, if available, by
                                        reason of (x) a price change exceeding
                                        limits set by such securities exchange
                                        or market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Texas
                                        Instruments Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to Texas Instruments Stock are
                                        traded will not include any time when
                                        such securities market is itself closed
                                        for trading under ordinary
                                        circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Market Price of Texas Instruments
                                        Stock (and/or the value of any Exchange
                                        Property) as of the date of such
                                        acceleration and (y) the then current
                                        Exchange Ratio and (ii) the Call Price
                                        calculated as though the date of
                                        acceleration were the Call Date (but in
                                        no event less than the Call Price for
                                        the first Call Date), in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Texas Instruments Stock;
Public Information....................  Texas Instruments Incorporated is a
                                        global semiconductor company and a
                                        designer and supplier of digital signal
                                        processors and analog integrated
                                        circuits. Texas Instruments Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically
                                        certain financial and other information
                                        specified by the Commission.
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities maintained by the Commission
                                        at Room 1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Texas Instruments
                                        pursuant to the Exchange Act can be
                                        located by reference to Commission file
                                        number 1-3761. In addition, information
                                        regarding Texas Instruments may be
                                        obtained from other sources including,
                                        but not limited to, press releases,
                                        newspaper articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Texas Instruments Stock or
                                        other securities of Texas Instruments.
                                        We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding Texas Instruments from the
                                        publicly available documents described
                                        in the preceding paragraph. Neither we
                                        nor the Agent has participated in the
                                        preparation of such documents or made
                                        any due diligence inquiry with respect
                                        to Texas Instruments in connection with
                                        the offering of the SPARQS. Neither we
                                        nor the Agent makes any representation
                                        that such publicly available documents
                                        or any other publicly available
                                        information regarding Texas Instruments
                                        is accurate or complete. Furthermore,
                                        we cannot give any assurance that all
                                        events occurring prior to the date
                                        hereof (including events that would
                                        affect the accuracy or completeness of
                                        the publicly available documents
                                        described in the preceding paragraph)
                                        that would affect the trading price of
                                        Texas Instruments Stock (and therefore
                                        the price of Texas Instruments Stock at
                                        the time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Texas
                                        Instruments could affect the value
                                        received at maturity with respect to
                                        the SPARQS and therefore the trading
                                        prices of the SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Texas Instruments
                                        Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Texas Instruments, including
                                        extending loans to, or making equity
                                        investments in, Texas Instruments or
                                        providing advisory services to Texas
                                        Instruments, including merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Texas
                                        Instruments, and neither we nor any of
                                        our affiliates undertakes to disclose
                                        any such information to you. In
                                        addition, one or more of our affiliates
                                        may publish research reports with
                                        respect to Texas Instruments. The
                                        statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of holders of the SPARQS
                                        under the securities laws. As a
                                        prospective purchaser of SPARQS, you
                                        should undertake an independent
                                        investigation of Texas Instruments as
                                        in your judgment is appropriate to make
                                        an informed decision with respect to an
                                        investment in Texas Instruments Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Texas Instruments Stock during 1999,
                                        2000, 2001 and 2002 through October 8,
                                        2002. The Market Price of Texas
                                        Instruments Stock on October 8, 2002
                                        was $14.00. We obtained the Market
                                        Prices and other information below from
                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate. You should not take the
                                        historical prices of Texas Instruments
                                        Stock as an indication of future
                                        performance. The price of Texas
                                        Instruments Stock may decrease so that
                                        at maturity you will receive an amount
                                        of Texas Instruments Stock worth less
                                        than the principal amount of the
                                        SPARQS. We cannot give you any
                                        assurance that the price of Texas
                                        Instruments Stock will increase so that
                                        at maturity you will receive an amount
                                        of Texas Instruments Stock worth more
                                        than the principal amount of the
                                        SPARQS. To the extent that the Market
                                        Price at maturity of shares of Texas
                                        Instruments Stock at the Exchange Ratio
                                        is less than the Issue Price of the
                                        SPARQS and the shortfall is not offset
                                        by the coupon paid on the SPARQS, you
                                        will lose money on your investment.

                                                                              High       Low      Dividends
                                                                            -------    -------    ---------
                                        (CUSIP 882508104)
                                        1999
                                        First Quarter....................   $ 26.25    $ 21.63    $  .02125
                                        Second Quarter...................     36.00      25.00       .02125
                                        Third Quarter....................     45.81      33.81       .02125
                                        Fourth Quarter...................     54.24      38.88       .02125
                                        2000
                                        First Quarter....................     93.81      46.75       .02125
                                        Second Quarter...................     87.75      64.00       .02125
                                        Third Quarter....................     73.50      47.00       .02125
                                        Fourth Quarter...................     52.81      36.88       .02125
                                        2001
                                        First Quarter....................     52.06      29.15       .02125
                                        Second Quarter ..................     41.86      27.50       .02125
                                        Third Quarter ...................     38.15      21.73       .02125
                                        Fourth Quarter...................     33.88      23.14       .02125
                                        2002
                                        First Quarter ...................     35.71      25.75       .02125
                                        Second Quarter...................     34.09      22.93       .02125
                                        Third Quarter....................     25.78      14.77       .02125
                                        Fourth Quarter
                                          (through October 8, 2002)......     16.12      14.00       .02125

                                        Historical prices have been adjusted
                                        for two 2-for-1 stock splits, which
                                        became effective in the second quarter
                                        of 2000 and the third quarter of 1999,
                                        respectively.

                                        We make no representation as to the
                                        amount of dividends, if any, that Texas
                                        Instruments will pay in the future. In
                                        any event, as a holder of the SPARQS,
                                        you will not be entitled to receive
                                        dividends, if any, that may be payable
                                        on Texas Instruments Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the SPARQS by taking positions in
                                        Texas Instruments Stock, in options
                                        contracts on Texas Instruments Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. In the event that we pursue
                                        such a hedging strategy, the price at
                                        which we are able to purchase such
                                        positions may be a factor in
                                        determining the pricing of the SPARQS.
                                        Purchase activity could potentially
                                        increase the price of Texas Instruments
                                        Stock, and therefore effectively
                                        increase the level at which Texas
                                        Instruments Stock must trade before you
                                        would receive at maturity an amount of
                                        Texas Instruments Stock worth as much
                                        as or more than the principal amount of
                                        the SPARQS. Although we have no reason
                                        to believe that our hedging activity
                                        will have a material impact on the
                                        price of Texas Instruments Stock, we
                                        cannot give any assurance that we will
                                        not affect such price as a result of
                                        our hedging activities. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the SPARQS by purchasing and selling
                                        Texas Instruments Stock, options
                                        contracts on Texas Instruments Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of     % of
                                        the principal amount of the SPARQS to
                                        other dealers. We expect to deliver the
                                        SPARQS against payment therefor in New
                                        York, New York on         , 2002. After
                                        the initial offering of the SPARQS, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect
                                        the price of the SPARQS or Texas
                                        Instruments Stock. Specifically, the
                                        Agent may sell more SPARQS than it is
                                        obligated to purchase in connection
                                        with the offering or may sell Texas
                                        Instruments Stock it does not own,
                                        creating a naked short position in the
                                        SPARQS or Texas Instruments Stock,
                                        respectively, for its own account. The
                                        Agent must close out any naked short
                                        position by purchasing the SPARQS or
                                        Texas Instruments Stock in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the SPARQS or
                                        Texas Instruments Stock in the open
                                        market after pricing that could
                                        adversely affect investors who purchase
                                        in the offering. As an additional means
                                        of facilitating the offering, the Agent
                                        may bid for, and purchase, SPARQS or
                                        Texas Instruments Stock in the open
                                        market to stabilize the price of the
                                        SPARQS. Any of these activities may
                                        raise or maintain the market price of
                                        the SPARQS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the SPARQS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        SPARQS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these "prohibited transaction" rules
                                        may result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions
                                        determined by in-house asset managers),
                                        PTCE 95-60 (for certain transactions
                                        involving insurance company general
                                        accounts), PTCE 91-38 (for certain
                                        transactions involving bank collective
                                        investment funds), PTCE 90-1 (for
                                        certain transactions involving
                                        insurance company separate accounts)
                                        and PTCE 84-14 (for certain
                                        transactions determined by independent
                                        qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the SPARQS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the SPARQS should also consider the
                                        possible implications of owning Texas
                                        Instruments Stock upon exchange of the
                                        SPARQS at maturity. Purchasers of the
                                        SPARQS have exclusive responsibility
                                        for ensuring that their purchase and
                                        holding of the SPARQS do not violate
                                        the prohibited transaction rules of
                                        ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial holders of
                                        the SPARQS purchasing the SPARQS at the
                                        Issue Price, who will hold the SPARQS
                                        as capital assets within the meaning of
                                        Section 1221 of the Code. This summary
                                        is based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury Regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described
                                        herein. This summary does not address
                                        all aspects of U.S. federal income
                                        taxation that may be relevant to a
                                        particular holder in light of its
                                        individual circumstances or to certain
                                        types of holders subject to special
                                        treatment under the U.S. federal income
                                        tax laws (e.g., taxpayers who are not
                                        U.S. Holders, as defined below, certain
                                        financial institutions, tax-exempt
                                        organizations, dealers in options or
                                        securities, or persons who hold a
                                        SPARQS as a part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the SPARQS is technical and complex,
                                        the discussion below necessarily
                                        represents only a general summary.
                                        Moreover, the effect of any applicable
                                        state, local or foreign tax laws is not
                                        discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every holder of a SPARQS agree (in
                                        the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (i) requires the holder
                                        of the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to
                                        $         (the "Forward Price"), Texas
                                        Instruments Stock at maturity and (ii)
                                        allows us, upon exercise of the Morgan
                                        Stanley Call Right, to terminate the
                                        Terminable Forward Contract by
                                        returning to the holder the Deposit (as
                                        defined below) and paying to the holder
                                        an amount of cash equal to the
                                        difference between the Deposit and the
                                        Call Price; and (B) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the holder's
                                        obligation to purchase Texas
                                        Instruments Stock (the "Deposit"),
                                        which Deposit bears an annual yield of
                                            % per annum, which yield is based
                                        on our cost of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the holders' entry into
                                        the Terminable Forward Contract (the
                                        "Contract Fees"). Furthermore, based on
                                        our determination of the relative fair
                                        market values of the Components at the
                                        time of issuance of the SPARQS, we will
                                        allocate 100% of the Issue Price of the
                                        SPARQS to the Deposit and none to the
                                        Terminable Forward Contract. Our
                                        allocation of the Issue Price among the
                                        Components will be binding on a holder
                                        of the SPARQS, unless such holder
                                        timely and explicitly discloses to the
                                        IRS that its allocation is different
                                        from ours. The treatment of the SPARQS
                                        described above and our allocation are
                                        not, however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax
                                        characterization of the SPARQS. As a
                                        result, significant aspects of the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS are not
                                        certain, and no assurance can be given
                                        that the IRS or the courts will agree
                                        with the characterization described
                                        herein. Accordingly, you are urged to
                                        consult your tax advisor regarding the
                                        U.S. federal income tax consequences of
                                        an investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to United
                                        States federal income taxation
                                        regardless of its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Texas
                                        Instruments Stock, and the U.S. Holder
                                        would not recognize any gain or loss
                                        with respect to any Texas Instruments
                                        Stock received. With respect to any
                                        cash received upon maturity (other than
                                        in respect of any
                                        accrued interest on the Deposit and,
                                        possibly, any accrued Contract Fees), a
                                        U.S. Holder would recognize gain or
                                        loss. The amount of such gain or loss
                                        would be the extent to which the amount
                                        of such cash received differs from the
                                        pro rata portion of the Forward Price
                                        allocable to the cash as described in
                                        the following paragraph. Any such gain
                                        or loss would generally be capital gain
                                        or loss, as the case may be.

                                        With respect to any Texas Instruments
                                        Stock received upon maturity, the U.S.
                                        Holder would have an adjusted tax basis
                                        in the Texas Instruments Stock equal to
                                        the pro rata portion of the Forward
                                        Price allocable to it. The allocation
                                        of the Forward Price between the right
                                        to receive cash and Texas Instruments
                                        Stock should be based on the amount of
                                        the cash received (excluding cash in
                                        respect of any accrued interest on the
                                        Deposit and, possibly, any accrued
                                        Contract Fees) and the relative fair
                                        market value of Texas Instruments Stock
                                        as of the Maturity Date. The holding
                                        period for any Texas Instruments Stock
                                        received would start on the day after
                                        the maturity of the SPARQS.

                                        U.S. Holders should note that while any
                                        accrued but unpaid interest on the
                                        Deposit and, possibly, any Contract
                                        Fees would be taxable as ordinary
                                        income, any gain or loss recognized
                                        upon the final settlement of the
                                        Terminable Forward Contract generally
                                        would be capital gain or loss. The
                                        distinction between capital gain or
                                        loss and ordinary gain or loss is
                                        potentially significant in several
                                        respects. For example, limitations
                                        apply to a U.S. Holder's ability to
                                        offset capital losses against ordinary
                                        income, and certain U.S. Holders may be
                                        subject to lower U.S. federal income
                                        tax rates with respect to long-term
                                        capital gain than with respect to
                                        ordinary gain. U.S. Holders should
                                        consult their tax advisors with respect
                                        to the treatment of capital gain or
                                        loss on a SPARQS.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Texas Instruments Stock and (b) cash
                                        equal to the present value of the
                                        portion of the remaining scheduled
                                        payments on the SPARQS (from and
                                        including the date of acceleration)
                                        that is attributable to Contract Fees.
                                        We will also pay cash representing
                                        unpaid interest on the Deposit and
                                        unpaid Contract Fees that accrued up to
                                        but excluding the date of acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid for the
                                        Deposit, recognize capital gain or loss
                                        equal to the difference between such
                                        amount and the U.S. Holder's basis in
                                        the Deposit which, in the case of an
                                        initial holder, would be capital gain
                                        equal to the present value of the
                                        portion of remaining
                                        scheduled payments on the SPARQS
                                        attributable to the interest on the
                                        Deposit. In general, the tax treatment
                                        of the settlement of the Terminable
                                        Forward Contract upon a Price Event
                                        Acceleration would be the same as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract."
                                        However, the tax treatment of cash
                                        received with respect to the present
                                        value of the portion of the remaining
                                        scheduled payments on the SPARQS that
                                        is attributable to Contract Fees is
                                        uncertain. Such amount could be treated
                                        as an adjustment to the Forward Price,
                                        which would reduce the basis a U.S.
                                        Holder would have in Texas Instruments
                                        Stock received, or as additional cash
                                        proceeds with respect to the Forward
                                        Contract, which would be treated as
                                        described above under "--Settlement of
                                        the Terminable Forward Contract." U.S.
                                        Holders are urged to consult their own
                                        tax advisors regarding the U.S. federal
                                        income tax treatment of cash received
                                        with respect to the Terminable Forward
                                        Contract upon a Price Event
                                        Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon their retirement prior to
                                        maturity pursuant to the Morgan Stanley
                                        Call Right or upon the occurrence of a
                                        Reorganization Event Acceleration or an
                                        Event of Default Acceleration, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale,
                                        exchange, retirement or occurrence and
                                        the U.S. Holder's tax basis in the
                                        SPARQS so sold, exchanged or retired.
                                        Any such gain or loss would generally
                                        be capital gain or loss, as the case
                                        may be. Such U.S. Holder's tax basis in
                                        the SPARQS would generally equal the
                                        U.S. Holder's tax basis in the Deposit.
                                        For these purposes, the amount realized
                                        does not include any amount
                                        attributable to accrued but unpaid
                                        interest payments on the Deposit, which
                                        would be taxed as described under
                                        "--Quarterly Payments on the SPARQS"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their tax advisors regarding
                                        the treatment of accrued but unpaid
                                        Contract Fees upon the sale, exchange
                                        or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of
                                        income thereon would be significantly
                                        affected. Among other things, a U.S.
                                        Holder would be required to accrue as
                                        original issue discount income, subject
                                        to adjustments, at a "comparable yield"
                                        on the Issue Price. In addition, a U.S.
                                        Holder would recognize income upon
                                        maturity of the SPARQS to the extent
                                        that the value of Texas Instruments
                                        Stock and cash (if any) received
                                        exceeds the adjusted issue price.
                                        Furthermore, any gain realized with
                                        respect to the SPARQS would generally
                                        be treated as ordinary income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative federal income tax
                                        characterizations or treatments of the
                                        SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting a
                                        prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        tax advisors regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Information reporting and backup
                                        withholding may apply in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of October 23, 2003, December 30, 2003 and April 30, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: October 22, 2002
     o Interest Payment Dates: January 30, 2003, April 30, 2003, July 30, 2003, October 30, 2003, January 30, 2004 and the Maturity Date
     o Yield to Call: 48% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $13.50 per SPARQS
     o    Interest Rate: 8% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 48% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of October 23, 2003 is $.8518 ($.2642 + $.2200 + $.1995 + $.1681).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of October 23, 2003, the present value of the Call Price is $12.6482 ($13.5000 - $.8518).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of October 23, 2003, the Call Price is therefore $18.7397, which is the amount that if paid on October 23, 2003 has a present value on the Original Issue Date of $12.6482, based on the applicable Discount Factor.

                                    o  o  o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                         Call Date of October 23, 2003

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                           Issue
                                                                                                                          Date of
                                           Accrued                                                                          Cash
                                             but                                    Days        Years                     Received
                                           Unpaid                                   from         from        Discount    on Payment
                     Issue    Interest    Interest                   Total Cash   Original     Original       Factor      Date at
                     Price    Payments   Received on   Call Price   Received on     Issue        Issue       at Yield      Yield
  Payment Date       Paid     Received    Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
----------------   ---------  --------   -----------   -----------  ------------  --------   -------------  ----------   ----------
October 22, 2002   ($13.5000)  --           --           --             --             0        0.00000      100.000%      --

January 30, 2003     --        $.2940       --           --             $.2940        98         .27222       89.877%      $.2642

April 30, 2003       --        $.2700       --           --             $.2700       188         .52222       81.486%      $.2200

July 30, 2003        --        $.2700       --           --             $.2700       278         .77222       73.879%      $.1995

October 23, 2003     --        --           $.2490       --             $.2490       361        1.00278       67.494%      $.1681

Call Date (October   --        --           --          $18.7397      $18.7397       361        1.00278       67.494%    $12.6482
   23, 2003)

Total amount received on the Call Date: $18.9887                                                                Total:   $13.5000

Total amount received over the term of the SPARQS: $19.8227

---------
(1) The Call Price is the dollar amount that has a present value of $12.6482 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 48%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $13.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.48(x)

                        Call Date of December 30, 2003

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                           Issue
                                                                                                                          Date of
                                           Accrued                                                                          Cash
                                             but                                    Days        Years                     Received
                                           Unpaid                                   from         from        Discount    on Payment
                     Issue    Interest    Interest                   Total Cash   Original     Original       Factor      Date at
                     Price    Payments   Received on   Call Price   Received on     Issue        Issue       at Yield      Yield
  Payment Date       Paid     Received    Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
----------------   ---------  --------   -----------   -----------  ------------  --------   -------------  ----------   ----------
October 22, 2002   ($13.5000)  --           --           --             --             0        0.00000      100.000%      --

January 30, 2003     --        $.2940       --           --             $.2940        98        0.27222       89.877%      $.2642

April 30, 2003       --        $.2700       --           --             $.2700       188        0.52222       81.486%      $.2200

July 30, 2003        --        $.2700       --           --             $.2700       278        0.77222       73.879%      $.1995

October 30, 2003     --        $.2700       --           --             $.2700       368        1.02222       66.981%      $.1808

December 30,         --        --           $.1800       --             $.1800       428        1.18889       62.745%      $.1129
   2003

Call Date            --        --           --           $19.9579     $19.9579       428        1.18889       62.745%    $12.5226
(December 30,
   2003)

Total amount received on the Call Date: $20.1379                                                                 Total:  $13.5000

Total amount received over the term of the SPARQS: $21.2419

---------
(1) The Call Price is the dollar amount that has a present value of $12.5226 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 48%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $13.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.48(x)

                  Call Date of April 30, 2004 (Maturity Date)

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                           Issue
                                                                                                                          Date of
                                           Accrued                                                                          Cash
                                             but                                    Days        Years                     Received
                                           Unpaid                                   from         from        Discount    on Payment
                     Issue    Interest    Interest                   Total Cash   Original     Original       Factor      Date at
                     Price    Payments   Received on   Call Price   Received on     Issue        Issue       at Yield      Yield
  Payment Date       Paid     Received    Call Date    Received(1)  Payment Date   Date(2)   (Days(2)/360)  to Call(3)    to Call
----------------   ---------  --------   -----------   -----------  ------------  --------   -------------  ----------   ----------
October 22, 2002   ($13.5000)  --           --           --             --             0        0.00000      100.000%      --

January 30, 2003     --        $.2940       --           --             $.2940        98        0.27222       89.877%      $.2642

April 30, 2003       --        $.2700       --           --             $.2700       188        0.52222       81.486%      $.2200

July 30, 2003        --        $.2700       --           --             $.2700       278        0.77222       73.879%      $.1995

October 30, 2003     --        $.2700       --           --             $.2700       368        1.02222       66.981%      $.1808

January 30, 2004     --        $.2700       --           --             $.2700       458        1.27222       60.728%      $.1640

April 30, 2004       --        --           $.2700       --             $.2700       548        1.52222       55.058%      $.1487

April 30, 2004       --        --           --           $22.3815     $22.3815       548        1.52222       55.058%    $12.3228

Total amount received on the Call Date: $22.6515                                                                 Total:  $13.5000

Total amount received over the term of the SPARQS: $24.0255

---------

(1) The Call Price is the dollar amount that has a present value of $12.3228 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 48%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $13.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.48(x)

                                 Morgan Stanley